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                                                                    EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                     TWEETER HOME ENTERTAINMENT GROUP, INC.


     FIRST. The name of the corporation is Tweeter Home Entertainment Group,
Inc.

     SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purpose to be conducted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Code"). The corporation shall possess and may exercise all the powers and privileges granted or available to it under any and all applicable statutory and common laws in effect from time to time.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 3,000 shares of Common Stock, no par value.

     FIFTH. The corporation is to have perpetual existence.

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the By-Laws of the corporation.

          B. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

     SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor

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or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustee in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
Section 279 or Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Code, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Code hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Delaware Code. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     NINTH. The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon a stockholder herein are granted subject to this reservation.



                                      -2-

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     TENTH. The name and mailing address of the sole incorporator are as follows:


         NAME                                MAILING ADDRESS
         ----                                ---------------
         Lisa Perusse                        Goulston & Storrs
                                             400 Atlantic Avenue
                                             Boston, MA 02110-3333


     I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware Code, do make this Certificate, hereby declaring and certifying that this is my free act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of April, 1998.



                                        /s/ Lisa Perusse
                                        ---------------------------------
                                        Lisa Perusse
                                        Sole Incorporator